Exhibit 99.5

Dear [VENDOR],

I wanted to share some exciting news with you. Recently, SureWest announced it will be merging with Consolidated Communications. Founded more than a century ago and based in Mattoon Illinois, Consolidated is a family of companies providing communications services to both residential and business customers in Illinois, Texas and Pennsylvania.  SureWest will become part of Consolidated, adding operations in California and Kansas to the Company’s existing serving areas. During this transition we will continue to maintain our relationships with our vendors and provide the same advanced reliable service to the regions we currently serve.

Importantly, we believe this transaction will only serve to strengthen our partnership with you. This transaction creates a more competitive communications provider with an advanced suite of products and services, and a broader platform to expand our exceptional services for customers. The combined company will have enhanced financial resources, offering you important opportunities to grow your businesses with us, and we look forward to your continued support during this exciting time.

Subject to regulatory review and SureWest shareholder approval, the transaction is expected to close in the second half of 2012. Until the deal is closed, SureWest will continue to operate as an independent company.

I realize that you may have questions regarding this announcement, and we will do our very best to keep you informed in a timely manner. If you have any questions, please don’t hesitate to contact your usual SureWest representative.

We appreciate your support and, as always, we look forward to continuing to work with you into the future.

Sincerely,

/s/ Steven C. Oldham

Steven C. Oldham
President and Chief Executive Officer

Please see reverse for additional important information.

www.surewest.com

P.O. Box 969     8150 Industrial Avenue    Roseville, California     95661.0969

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

In connection with the proposed transaction, SureWest and Consolidated will file relevant materials with the SEC. Consolidated will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  SUREWEST SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to SureWest shareholders.  The registration statement and proxy statement/prospectus and other documents filed by SureWest with the SEC are, or when filed will be, available free of charge at the SEC web site at www.sec.gov. Copies of the registration statement and proxy statement/prospectus (when available) and other filings made by SureWest with the SEC can also be obtained, free of charge, by directing a request to SureWest Communications, P.O. Box 969, Roseville, CA 95678, Attn: Investor Relations Manager. The registration statement and proxy statement/prospectus (when available) and such other documents are also available for free on our web site at www.surw.com/ir/, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Participants in the Solicitation

SureWest and Consolidated, and certain of their respective directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition transaction. Information regarding directors and executive officers of SureWest in the solicitation is set forth in the SureWest proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Information regarding directors and executive officers of Consolidated in the solicitation is set forth in the Consolidated proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.